UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Registered Direct Offering

On August 24, 2023, Eyenovia, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional and accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell, in a registered direct offering by the Company directly to the Purchaser (the “Offering”), 4,198,633 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants to purchase up to 2,252,979 shares of Common Stock (the “Pre-Funded Warrants”) and warrants to purchase up to 4,838,709 shares of Common Stock (the “Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). The combined offering price for each Share and accompanying Warrant was $1.86, and the combined offering price for each Pre-Funded Warrant and accompanying Warrant was $1.85.

The Warrants will be exercisable beginning six months following the date of issuance and may be exercised for a period of five years from the initial exercisability date at an exercise price of $2.23 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full at an exercise price of $0.01 per share. The exercise prices and numbers of shares of Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants will be subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. The Warrants and Pre-Funded Warrants will be issued in certificated form only. A holder may not exercise any portion of such holder’s Warrants or Pre-Funded Warrants to the extent that the holder would own more than 4.99% of our outstanding Common Stock immediately after exercise (unless the holder otherwise elects a limitation of 9.99%).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and the Purchaser. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

William Blair & Company, L.L.C. is acting as the sole lead-placement agent for the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC (together with William Blair & Company, L.L.C., the “Placement Agents”), is acting as the co-placement agent in connection with the Offering. The Placement Agents are not purchasing or selling any of the Securities offered and the Placement Agents are not required to arrange the purchase or sale of any specific number of Securities or dollar amount, but they have agreed to use their best efforts to arrange for the sale of all of the Securities. The Company has agreed to pay the Placement Agents a cash fee equal to 6.5% of the aggregate gross proceeds of the Offering. The Company also agreed to reimburse the Placement Agents for certain expenses incurred by them in connection with the Offering in an amount not to exceed $150,000.

The Company expects to receive net proceeds from the Offering of approximately $10.9 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund commercialization of a post-ophthalmic surgery product with a PDUFA date in March, 2024 that would, assuming receipt of regulatory approvals, enter a market valued at $1.3 billion. Proceeds will also be used for manufacturing automation activities for the Optejet® device, and for working capital and general corporate purposes.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-261638), as previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a related prospectus. The Offering is expected to close on or about August 29, 2023, subject to the satisfaction of customary closing conditions.

The foregoing summaries of the Purchase Agreement, Warrants and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, form of Warrant and form of Pre-Funded Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion of Covington & Burling LLP relating to the Securities being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Prior Warrant Amendment

In connection with the Offering, the Company entered into a warrant amendment agreement (the “Amendment”) with the holder (the “Holder”) of previously issued warrants (the “Prior Warrants”) to purchase up to 4,870,130 shares of Common Stock, whereby the Company agreed to amend the Prior Warrants to (i) reduce the exercise price of the Prior Warrants from $3.54 per share of Common Stock to $2.23 per share of Common Stock, (ii) extend the term of the Prior Warrants until March 1, 2029, (iii) include a stockholder approval requirement in connection with a modification of the beneficial ownership limitation contained in the Prior Warrants, and (iv) prohibit exercise of the Prior Warrants for the six-month period following the effective date of the Amendment, in each case, in accordance with the terms of the Amendment. The effectiveness of the Amendment is contingent upon the completion of the Offering.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated reference herein.

Forward-Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements relating to the Company’s future activities or other future events or conditions, including statements regarding the completion of the Offering, the intended use of net proceeds from the Offering, and potential regulatory approvals and accessible markets for the Company’s product candidates. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which the Company files with the SEC.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, the Company does not undertake any obligation to update any forward-looking statements.

Item 8.01.	Other Events.

On August 24, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

4.2	Form of Pre-Funded Warrant.

5.1	Opinion of Covington & Burling LLP.

10.1	Securities Purchase Agreement, dated August 24, 2023.

10.2	Warrant Amendment Agreement, dated August 24, 2023.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

99.1	Press Release, dated August 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: August 29, 2023	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer